DIANA SHIPPING INC. SUBSIDIARIES
AS OF DECEMBER 31, 2025
Company Country Of Incorporation
Aerik Shipping Company Inc. The Republic Of The Marshall Islands
Arorae Shipping Company Inc. The Republic Of The Marshall Islands
Aster Shipping Company Inc. The Republic Of The Marshall Islands
Beru Shipping Company Inc. The Republic Of The Marshall Islands
Bikati Shipping Company Inc. The Republic Of The Marshall Islands
Bikini Shipping Company Inc. The Republic Of The Marshall Islands
Bonriki Shipping Company Inc. The Republic Of The Marshall Islands
Bulk Carriers (USA) LLC United States (State Of Delaware)
Cebu Shipping Company Inc. The Republic Of The Marshall Islands
Cerada International S.A. Republic Of Panama
Diana Energize Inc. The Republic Of The Marshall Islands
Diana Gas Inc. The Republic Of The Marshall Islands
Diana General Partner Inc. The Republic Of The Marshall Islands
Diana Ship Management Inc. The Republic Of The Marshall Islands
Diana Shipping Services S.A. Republic Of Panama
Ebadon Shipping Company Inc. The Republic Of The Marshall Islands
Ejite Shipping Company Inc. The Republic Of The Marshall Islands
Erikub Shipping Company Inc. The Republic Of The Marshall Islands
Gala Properties Inc. The Republic Of The Marshall Islands
Guam Shipping Company Inc. The Republic Of The Marshall Islands
Jabat Shipping Company Inc. The Republic Of The Marshall Islands
Jabwot Shipping Company Inc. The Republic Of The Marshall Islands
Jemo Shipping Company Inc. The Republic Of The Marshall Islands
Kaben Shipping Company Inc. The Republic Of The Marshall Islands
Kili Shipping Company Inc. The Republic Of The Marshall Islands
Kiribati Shipping Company Inc. The Republic Of The Marshall Islands
Komi Shipping Company Inc. The Republic Of The Marshall Islands
Lae Shipping Company Inc. The Republic Of The Marshall Islands
Lakeba Shipping Company Inc. The Republic Of The Marshall Islands
Lelu Shipping Company Inc. The Republic Of The Marshall Islands
Majuro Shipping Company Inc. The Republic Of The Marshall Islands
Makur Shipping Company Inc. The Republic Of The Marshall Islands
Manra Shipping Company Inc. The Republic Of The Marshall Islands
Mejato Shipping Company Inc. The Republic Of The Marshall Islands
Monu Shipping Company Inc. The Republic Of The Marshall Islands
Namorik Shipping Company Inc. The Republic Of The Marshall Islands
Namu Shipping Company Inc. The Republic Of The Marshall Islands

Palau Shipping Company Inc. The Republic Of The Marshall Islands
Pulap Shipping Company Inc. The Republic Of The Marshall Islands
Rairok Shipping Company Inc. The Republic Of The Marshall Islands
Rakaru Shipping Company Inc. The Republic Of The Marshall Islands
Silver Chandra Shipping Company Limited Republic Of Cyprus
Tamana Shipping
Company Inc.
The Republic Of The Marshall Islands
Taongi Shipping
Company Inc.
The Republic Of The Marshall Islands
Taroa Shipping
Company Inc.
The Republic Of The Marshall Islands
Toku Shipping
Company Inc.
The Republic Of The Marshall Islands
Tuvalu Shipping Company Inc. The Republic Of The Marshall Islands
Ujae Shipping Company Inc. The Republic Of The Marshall Islands
Wake Shipping
Company Inc.
The Republic Of The Marshall Islands
Weno Shipping
Company Inc.
The Republic Of The Marshall Islands
Wotho Shipping
Company Inc.
The Republic Of The Marshall Islands